Exhibit 10.21

MEREDITH CORPORATION
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS*
This Agreement, effective as of the date set forth in the notice of the grant (“Notice of Grant”), is made between Meredith Corporation, an Iowa corporation (the “Company”), and the individual named in the Notice of Grant (the “Director”), covering one or more grants of Nonqualified Stock Options by the Company to the Director (the “Award”) under the Meredith Corporation 2014 Stock Incentive Plan (the “Plan”). This Agreement is subject to all applicable provisions of the Plan and the Plan’s Prospectus. Any capitalized terms used herein that are otherwise undefined shall have the same meaning provided in the Plan.
1.Grant of Stock Options. In consideration of valuable services rendered by Director to the Company and of the agreements hereinafter set forth, the Company has granted to the Director one or more options (the “Option” or “Options”) to purchase the number of shares of Common Stock of the Company, $1.00 par value (the “Shares”) as set forth in the Notice of Grant at the stated Option Price, which is 100% of the Fair Market Value on the date of grant, subject to the terms and conditions of the Plan and this Agreement. With respect to this grant of Options, the date of grant, the number of Options granted and the vesting date or dates shall be set forth the Notice of Grant.
The Director shall be deemed to have accepted the Award on the terms and conditions set forth in the Plan and in this Agreement unless the Director provides written notice to the Company, within 45 days following the date of grant, stating that the Director does not wish to accept the Award. Any such notice must be sent to the Company in accordance with Section 11 of this Agreement. Upon the Company’s receipt of any such notice, the Award granted hereunder will automatically be forfeited to the Company and neither the Company nor any of its affiliates shall have any further obligations to the Director under this Agreement.
2.    Restrictions. No Option granted under the Plan may be exercised during the six (6) months following the date such Option was granted. Thereafter, each Option may be exercised on or after its vesting date as shown in the Notice of Grant, but not, in any event, more than ten years after the date such Option was granted.
3.    Death, Disability or Retirement. Notwithstanding the foregoing limitations, any Option granted under the Plan shall become fully exercisable for the total number of shares covered by the Option upon the death, permanent disability or retirement of the Director prior to the vesting date or dates on any or all of the Options, as of the date of death, permanent disability or retirement. For these purposes, “permanent disability” shall mean any permanent incapacity that prevents such Director from providing effective service on the Board of Directors, and “retirement” shall mean (a) leaving the Board of the Company at the end of the full term for which the Director was elected, (b) retirement from the Board of the Company at any time at or after age 72, or (c) retirement at any time with the consent of the Board of the Company.

* This Agreement governs Awards made on or after July 1, 2017.

4.    Forfeiture of Options. In the event of the termination of the Director’s service on the Board of the Company for any reason other than death, permanent disability or retirement, all of the Options which are then vested may be exercised within thirty (30) days of such termination, provided that, in no event shall this extension period continue beyond the expiration of the term of the Option(s). In addition, any such extension shall be applicable only to the extent that such Option or Options are vested and exercisable according to the terms of the Plan and this Agreement.
5.    Procedure for Exercise of Options. This Option may be exercised by giving notice to the Company or its delegate, in accordance with procedures established by the Company, and in accordance with Section 11 hereof. Such notice:
(a)    shall be made by the Director, his or her legal representative or permitted transferee under this Agreement;
(b)    shall specify the number of full Shares then elected to be purchased with respect to the Option;
(c)    shall be accompanied by payment in full of the Option Price of the Shares to be purchased.
6.    Payment for Shares. The Election to Exercise Options shall be either:
(a)    in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee);
(b)    by tendering or certifying to the ownership of previously acquired shares of the Company’s Common Stock held for at least six (6) months having an aggregate Fair Market Value at the time of exercise equal to the total price of the Shares for which the Option is being exercised;
(c)    by a combination of (a) and (b);
(d)    by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option Shares or loan proceeds to pay the exercise price;
(e)    having the Company retain from the option Shares a number of Shares of Common Stock having a value (determined pursuant to rules established by the Committee in its discretion) equal to the Option Price; or
(f)    by such other methods of payment as the Committee in its discretion deems appropriate.
7.    Delivery of Shares. Shares as to which the Option has been exercised shall be delivered by the Company according to the instructions provided by the Director or his or her representative.

8.    Rights of Shareholders. The Director shall have no interest in any shares covered by any Option granted under the Plan until book entry for such shares shall have been issued or recorded by Company’s transfer agent. Any shares surrendered in payment shall be deemed outstanding until a new book entry representing the Shares purchased on the exercise of any Option is issued.
9.    Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Director’s lifetime, only by the Director or the Director’s guardian or legal representative. If a non-employee director dies during the Option exercise period, any Option granted to such Director may be exercised by his estate or the person to whom the Option passes by will or the laws of descent and distribution. Notwithstanding the foregoing, an Option shall be transferable to the Director’s immediate family or trusts or family partnerships for the benefit of such persons.
10.    Withholding Taxes. The Director acknowledges his or her responsibility for the payment of any taxes for the respective tax jurisdiction attributable to any shares of Common Stock or cash or property deliverable in connection with the exercise of an Option or Options to purchase Shares of Common Stock and that no taxes be withheld by the Company.
11.    Notices. All notices hereunder shall be deemed given (1) on the date that it is delivered in hand; (2) on the date that it is sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized delivery service, which provides proof of delivery, all delivery charges prepaid; (3) two business days after it is sent in writing; or (4) if to Director, on the date that it is sent in electronic form as provided in Section 17 below, in each case addressed as follows:
To the Company:
Meredith Corporation
1716 Locust Street, LS-101A
Des Moines, IA 50309
Attention: Corporate Secretary
To a delegate of the Company at such address or using such electronic means as set forth in procedures established by the Company.
To the Director or his or her Representative at the address of the Director at the time appearing in the records of the Company, currently as shown on the Notice of Grant, or as provided in Section 17 if sent electronically.
At such other address as either party may designate by notice given to the other in accordance with these provisions.
12.    Term of Agreement. This Agreement shall terminate on (a) expiration of Director’s current term; (b) upon the completion of exercise of all Options granted to the

Director; or (c) upon the expiration of all Options granted to the Director, whichever is last to occur.
13.    Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns and the Director.
14.    Governing Law. All questions concerning the construction, validity and interpretation of the Award as described in the Notice of Grant and this Agreement shall be governed by and construed according to the internal law and not the law of conflicts of the State of Iowa and shall be brought only in federal or state court in Iowa.
15.    Plan Document. The Award and this Agreement are intended to conform in all respects with, and are subject to, all applicable provisions of the Plan. Inconsistencies between the Award, this Agreement, the Plan Prospectus or the Plan shall be resolved in accordance with the terms of the Plan. By your deemed acceptance of the Award and this Agreement, you agree to be bound by all of the terms of this Agreement, the Plan, the Plan Prospectus, and any share ownership and retention guidelines established by the Company. The Plan and the Plan Prospectus are available at:
Plan Prospectus: https://meredith.sharepoint.com/sites/intranet/hr/Benefits/Stock%20Plan%20Administration/2014%20Plan%20Prospectus.pdf
Plan: https://meredith.sharepoint.com/sites/intranet/hr/Benefits/Stock%20Plan%20Administration/2014%20Stock%20Incentive%20Plan.pdf
or from:
Corporate Secretary
Meredith Corporation
1716 Locust Street, Mail Stop LS101-A
Des Moines, IA 50309
Phone:    515-284-3357
Fax:     515-284-3933
Email: shareholderhelp@meredith.com

The Plan and the Plan Prospectus are also available if you go to the Meredith Intranet > Human Resources > Benefits Center > Stock Plan Administration.

16.    Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of the Award, this Agreement, the Plan, or the Plan Prospectus will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes. The Committee shall have the right to impose such restrictions on any shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.
17.    Electronic Delivery. By your deemed acceptance of the Award, as set forth in the Notice of Grant and this Agreement, you consent to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, grant or award notifications and agreements, account statements, and any other forms or communications related to the Award or the Plan) via Company e-mail or any other electronic system established and maintained by the Company or a third party designated by the Company, as determined by the Company in its sole discretion.